UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CardioNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0604557
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

1010 Second Avenue San Diego, California	92101
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which the form relates: 333-145547

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.001 par value per share (the “Common Stock”), of CardioNet, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant’s Form S-1 Registration Statement (File No. 333-145547), initially filed with the Securities and Exchange Commission on August 17, 2007, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference. In addition, a description of the Common Stock will be included in a prospectus to be subsequently filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus is incorporated herein by reference.

The Registrant is applying to have the Common Stock to be registered hereunder approved for listing on the NASDAQ Global Market of The NASDAQ Stock Market LLC under the symbol “BEAT.”

Item 2. Exhibits.

Exhibit Number	Description of Document
3.3*	Form of Registrant’s Amended and Restated Certificate of Incorporation.

3.4*	Form of Registrant’s Amended and Restated Bylaws.

4.1*	Form of Common Stock Certificate of Registrant.

4.2*	Warrant issued by Registrant on August 9, 2000 to Silicon Valley Bank.

*      Filed as an exhibit of the same number to the Registration Statement and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CARDIONET, INC.

Date: March 13, 2008	By:	/s/ ARIE COHEN

Arie Cohen President, CEO and Director